Part III

Explanatory note: Robot Cache US Inc. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 11.1.

Index to Exhibits/Description of Exhibits

Exhibit Number	Description

1.1	Posting Agreement with StartEngine Primary LLC*
2.2	Certificate of Incorporation**
2.3	Certificate of Amendment (filed August 26, 2019) to Certificate of Incorporation*
2.4	Bylaws*
4.1	Form of Subscription Agreement*
6.1	Software License Agreement with Dead Mage, Inc.**
6.2	Digital Dragon Games Inc. Development Agreement**
6.3	Consulting Agreement (Philippe Erwin)**
6.4	Development Agreement with Moonify S.A.R.L.**
6.5	Patent Assignment (Mark Phillip Caldwell)**
6.6	Armor Games Share Purchase Agreement**
6.7	Advisor Agreement with Brian Robertson**
6.8	Platform Services Agreement with Republic Core LLC*
6.9	2022 Equity Incentive Plan*
6.10	Services Agreement with StartEngine CrowdFunding, Inc.*
6.11	Technology Standard License Agreement with DACS Laboratories GmbH*
6.12	Agreement with Advanced Micro Devices, Inc.*
6.13	Agreement with LedgerZ Holdings with respect to Chinese developer community*
6.14	Real property lease with San Diego UTC Holdings LLC*
6.15	Real property sublease with Biora Therapeutics*
6.16	Loan Agreement with StartEngine Primary LLC*
6.17	Professional Services Agreement with William Mikula***
6.18	Memorandum of Understanding with CasperLabs Holdings AG****
6.19	Master Services Agreement with Carlton One Engagement Corporation*****
8.2	Escrow Agreement with The Bryn Mawr Trust Company of Delaware*
11.1	Consent of IndigoSpire CPA Group, LLC
12.1	Legal Opinion of Ross Law Group, PLLC*****

* Previously filed as an exhibit to the Robot Cache US Inc. Regulation A Offering Statement on Form 1-A dated September 29, 2022 (Commission File No. 024-11954) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1832460/000149315222027180/0001493152-22-027180-index.htm.

** Previously filed as an exhibit to the Robot Cache US Inc. Regulation A Offering Statement on Form 1-A dated March 31, 2021 (Commission File No. 024-11431) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1832460/000149315221007366/0001493152-21-007366-index.htm.

*** Previously filed as an exhibit to Robot Cache US Inc. Post-Qualification Amendment No. 1 dated December 6, 2022 (Commission File No. 024-11954 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1832460/000149315222034620/0001493152-22-034620-index.htm.

**** Previously filed as an exhibit to Robot Cache US Inc. Form 1-K dated May 2, 2022 (Commission File No. 24R-00481) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1832460/000149315222011840/0001493152-22-011840-index.htm.

***** Previously filed as an exhibit to Robot Cache US Inc. Post-Qualification Amendment No. 4 dated April 17, 2023 (Commission File No. 024-11431 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1832460/000149315223012591/0001493152-23-012591-index.htm.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2023.

ROBOT CACHE US INC.

By:	/s/ Lee Jacobson
Name:	Lee Jacobson
Title:	CEO (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lee Jacobson
Name:	Lee Jacobson
Title:	CEO and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date:	August 3, 2023

/s/ Keven Baxter
Name:	Keven Baxter
Title:	Director
Date:	August 3, 2023

/s/ Frank Brian Fargo
Name:	Frank Brian Fargo
Title:	Director
Date:	August 3, 2023

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